Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No. 1 to the registration statement of RF Industries, Ltd. on Form S-8 (File No. 333-62188) of our report dated January 20, 2006, on our audits of the financial statements of RF Industries, Ltd. as of October 31, 2005 and 2004, and for the years then ended, which report is included in the Company’s Annual Report on Form 10-KSB.

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/s/ J.H. COHN LLP

San Diego, California
September 27, 2006